EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months Ended June 30, 2025

-	Reports Net Revenues of $174.4 million for the Three Months Ended June 30, 2025

-	GAAP net income of $31.0 million, or $0.64 per share, for the second quarter

-	Adjusted non-GAAP net income of $40.9 million, or $0.85 per share, for the second quarter

-	Company to hold a conference call today at 2:00 p.m. Pacific Time

RANCHO CUCAMONGA, CA – August 7, 2025 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”), a biopharmaceutical company focused on developing, manufacturing, and marketing complex generic and proprietary injectable, inhalation, and intranasal products, today reported results for the three months ended June 30, 2025.

“We are pleased to report strong second-quarter performance, driven primarily by the continued momentum of BAQSIMI®, which has quickly become a key driver of our revenue in 2025, with a 21% total sales increase compared to the same period last year,” said Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer. “This quarter also marked a major strategic milestone with the announcement of the largest domestic infrastructure investment in our company’s history, a multi-year plan to quadruple manufacturing capacity at our headquarters in Rancho Cucamonga. In today’s geopolitical environment, expanding our U.S. manufacturing footprint is essential to mitigate risks tied to international supply chains. This investment not only strengthens our operational resilience but also supports the advancement of our R&D pipeline. Together, these efforts underscore Amphastar’s commitment to sustainable growth and long-term value creation.”

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

	(in thousands, except per share data)
Net revenues	$174,414	$182,394	$344,942	$354,230
GAAP net income	$31,030	$37,949	$56,315	$81,126
Adjusted non-GAAP net income*	$40,893	$48,688	$77,764	$103,984
GAAP diluted EPS	$0.64	$0.73	$1.15	$1.54
Adjusted non-GAAP diluted EPS*	$0.85	$0.94	$1.59	$1.98

* Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Second Quarter Results

	Three Months Ended
	June 30,		Change
	2025	2024	Dollars	%

	(in thousands)
Product revenues, net:
BAQSIMI®	$46,687	$30,854	$15,833	51%
Primatene MIST®	22,880	22,856	24	0%
Glucagon	20,602	27,373	(6,771)	(25)%
Epinephrine	16,180	27,941	(11,761)	(42)%
Lidocaine	14,999	12,800	2,199	17%
Other products	53,066	57,564	(4,498)	(8)%
Total product revenues, net	$174,414	$179,388	$(4,974)	(3)%
Other revenues	—	3,006	(3,006)	(100)%
Total net revenues	$174,414	$182,394	$(7,980)	(4)%

Changes in product revenues, net as compared to the second quarter of the prior year were primarily driven by:

●	BAQSIMI® sales increased primarily due to an increase in unit volume; total sales of BAQSIMI® grew 21% including prior year sales by Eli Lilly and Company, or Lilly
●	Epinephrine sales decreased due to a decrease in unit volumes, as a result of other suppliers returning to their historical distribution level for the epinephrine pre-filled syringe, as well as increased competition for our multi-dose epinephrine vial product
●	Glucagon sales decreased primarily due to a lower average selling price, impacting sales of $4.7 million, as well as a decrease in unit volumes, impacting sales of $2.1 million, as a result of competition, and a move to ready to use glucagon products such as BAQSIMI®
●	Lidocaine sales increased primarily due to an increase in unit volumes, due to an increase in demand caused by shortages from other suppliers during the quarter
●	Other pharmaceutical product sales changes were primarily due to a decrease in sales of enoxaparin, dextrose and sodium bicarbonate, as a result of increased competition. This was partially offset by an increase in sales of albuterol, which we launched in August 2024
●	Other revenues were zero in the second quarter of 2025 as we completed the assumption of distribution responsibilities globally for BAQSIMI® at the beginning of 2025, with all of BAQSIMI® related revenues in the current period being recognized in Product revenues, net. Other revenues in the previous period consisted of $3.0 million in BAQSIMI® sales made by Lilly on our behalf under the Transition Service Agreement, or TSA, and was net of $4.6 million in cost of sales and other expenses

	Three Months Ended
	June 30,		Change
	2025	2024	Dollars	%

	(in thousands)
Net revenues	$174,414	$182,394	$(7,980)	(4)%
Cost of revenues	87,924	87,228	696	1%
Gross profit	$86,490	$95,166	$(8,676)	(9)%
as % of net revenues	49.6%	52.2%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Decrease in other revenues related to Lilly’s sales of BAQSIMI® under the TSA, which were recorded net of cost of sales and other expenses; as we assumed distribution of BAQSIMI® to all of our customers by the beginning of 2025, we recorded those sales in product revenues and cost of sales separately
●	Decrease in unit sales and pricing of glucagon, and lower pricing for our epinephrine multi-dose vial product, both of which are higher-margin products
●	Cost control efforts across the business partially offset the impact of pricing declines

	Three Months Ended
	June 30,		Change
	2025	2024	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$10,235	$9,012	$1,223	14%
General and administrative	13,991	13,285	706	5%
Research and development	20,080	17,652	2,428	14%

●	Selling, distribution, and marketing expenses increased primarily due to the expansion of our sales and marketing efforts related to BAQSIMI®, including expenses related to our co-promotion contract with MannKind, and sales efforts related to Primatene MIST®
●	General and administrative expenses increased primarily due to an increase in salary and personnel-related expenses, which was partially offset by a decrease in accounting and consulting service fees
●	Research and development expenses increased primarily due to an increase in material and supply expenses for our inhalation pipeline products, an increase in depreciation expense, and an increase in clinical trial expense

	Three Months Ended
	June 30,		Change
	2025	2024	Dollars	%

	(in thousands)
Non-operating expenses:
Interest income	$1,921	$3,337	$(1,416)	(42)%
Interest expense	(6,281)	(8,609)	2,328	(27)%
Other income (expenses), net	1,511	298	1,213	407%
Total non-operating expenses, net	$(2,849)	$(4,974)	$2,125	43%

The change in non-operating expenses, net is primarily a result of:

●	A decrease in interest income resulting from a decrease in interest on our cash and investments accounts
●	A decrease in interest expense as a result of the repayment of the mortgage loan with East West Bank, as well as the accretion of the interest on the deferred payment for BAQSIMI®, both of which were paid in full in June 2024
●	A change to other income (expenses), net primarily as a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts during the three months ended June 30, 2025

Cash flow provided by operating activities for the six months ended June 30, 2025, was $70.7 million.

Share Buyback Program

On August 5, 2025, the Company’s Board of Directors authorized a $50 million increase to the Company’s share buyback program, which is expected to continue for an indefinite period of time. The primary goal of the program is to offset dilution created by the Company’s equity compensation programs.

Purchases may be made through the open market and private block transactions pursuant to Rule 10b5-1 plans, privately negotiated transactions, or other means, as determined by the Company’s management and in accordance with the requirements of the Securities and Exchange Commission and applicable laws.

The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, and other conditions.

Pipeline Information

The Company currently has four abbreviated new drug applications (“ANDAs”) and one biosimilar insulin candidate filed with the FDA targeting products with a combined market size exceeding $3 billion, along with three biosimilar products in development targeting products with a market size exceeding $6 billion, and two generic products in development targeting products with a market size of over $1 billion. This market information is based on IQVIA data for the 12 months ended June 30, 2025. The Company is developing multiple proprietary products with injectable and intranasal dosage forms.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, August 7, 2025, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) and (ii) Adjusted non-GAAP diluted EPS, which generally excludes amortization expense, share-based compensation, impairment charges, expenses related to our acquisition of BAQSIMI®, certain debt issuance costs, legal settlements, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Market Data

This press release contains market data that we obtained from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this press release, actual results may differ from the projections.

About Amphastar Pharmaceuticals, Inc.

Amphastar is a biopharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVY®, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the impact of BAQSIMI® and Primatene MIST®, including their potential for continued revenue growth, the strategic trajectory of and market for our product pipeline, our ability to leverage our existing expertise and technology, expansion of our headquarters, including quadrupling our production capacity and manufacturing capabilities, the resilience of our supply chain, our ability to expand our automation capabilities and integrate advanced technologies, our ability to create new jobs in the future, and other future events. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, and our other filings or reports that we may file with the SEC. In particular, there can be no guarantee that our sales strategies will be successful, or that we will continue to experience significant sales of BAQSIMI®. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-

looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net revenues:
Product revenues, net	$174,414	$179,388	$344,942	$337,017
Other revenues	—	3,006	—	17,213
Total net revenues	174,414	182,394	344,942	354,230

Cost of revenues	87,924	87,228	173,201	168,964
Gross profit	86,490	95,166	171,741	185,266

Operating expenses:
Selling, distribution, and marketing	10,235	9,012	22,101	18,383
General and administrative	13,991	13,285	29,987	28,961
Research and development	20,080	17,652	40,176	34,695
Total operating expenses	44,306	39,949	92,264	82,039

Income from operations	42,184	55,217	79,477	103,227

Non-operating expenses:
Interest income	1,921	3,337	4,010	5,893
Interest expense	(6,281)	(8,609)	(12,567)	(17,220)
Other income (expenses), net	1,511	298	(723)	6,219
Total non-operating expenses, net	(2,849)	(4,974)	(9,280)	(5,108)

Income before income taxes	39,335	50,243	70,197	98,119
Income tax provision	8,305	12,294	13,882	16,420
Income before equity in losses of unconsolidated affiliate	31,030	37,949	56,315	81,699

Equity in losses of unconsolidated affiliate	—	—	—	(573)

Net income	$31,030	$37,949	$56,315	$81,126

Net income per share:
Basic	$0.66	$0.77	$1.19	$1.67
Diluted	$0.64	$0.73	$1.15	$1.54

Weighted-average shares used to compute net income per share:
Basic	46,949	48,907	47,295	48,560
Diluted	48,128	52,046	49,009	52,530

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$187,689	$151,609
Restricted cash	235	235
Short-term investments	44,062	70,036
Restricted short-term investments	2,200	2,200
Accounts receivable, net	132,982	136,289
Inventories, net	191,731	153,741
Income tax refunds and deposits	1,603	1,747
Prepaid expenses and other assets	20,328	18,214
Total current assets	580,830	534,071

Property, plant, and equipment, net	310,239	297,345
Finance lease right-of-use assets	296	383
Operating lease right-of-use assets	44,199	46,899
Goodwill and intangible assets, net	578,499	590,660
Long-term investments	2,047	10,996
Other assets	28,099	25,992
Deferred tax assets	71,124	71,124
Total assets	$1,615,333	$1,577,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$166,552	$157,057
Income taxes payable	1,049	9,664
Current portion of long-term debt	927	234
Current portion of operating lease liabilities	7,879	6,804
Total current liabilities	176,407	173,759

Long-term reserve for income tax liabilities	6,957	6,957
Long-term debt, net of current portion and unamortized debt issuance costs	607,727	601,630
Long-term operating lease liabilities, net of current portion	38,964	41,881
Other long-term liabilities	27,796	20,945
Total liabilities	857,851	845,172
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 61,649,607 and 46,490,609 shares issued and outstanding, respectively, as of June 30, 2025 and 60,847,124 and 47,617,691 shares issued and outstanding, respectively, as of December 31, 2024	6	6
Additional paid-in capital	520,581	505,400
Retained earnings	625,102	568,787
Accumulated other comprehensive loss	(5,361)	(9,181)
Treasury stock	(382,846)	(332,714)
Total equity	757,482	732,298
Total liabilities and stockholders’ equity	$1,615,333	$1,577,470

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

GAAP net income	$31,030	$37,949	$56,315	$81,126
Adjusted for:
Intangible asset amortization	6,269	6,193	12,509	12,360
Share-based compensation	6,382	5,780	14,775	13,140
Expenses related to BAQSIMI® acquisition	—	1,825	—	3,651
Income tax provision on pre-tax adjustments	(2,788)	(3,059)	(5,835)	(6,293)
Adjusted non-GAAP net income	$40,893	$48,688	$77,764	$103,984

Adjusted non-GAAP net income per share:
Basic	$0.87	$0.99	$1.64	$2.14
Diluted	$0.85	$0.94	$1.59	$1.98

Weighted-average shares used to compute adjusted non-GAAP net income per share:
Basic	46,949	48,907	47,295	48,560
Diluted	48,128	52,046	49,009	52,530

	Three Months Ended June 30, 2025

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$87,924	$10,235	$13,991	$20,080	$(2,849)	$8,305
Intangible asset amortization	(6,250)	—	—	(19)	—	—
Share-based compensation	(1,400)	(311)	(4,068)	(603)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,788
Non-GAAP	$80,274	$9,924	$9,923	$19,458	$(2,849)	$11,093

	Three Months Ended June 30, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$87,228	$9,012	$13,285	$17,652	$(4,974)	$12,294
Intangible asset amortization	(6,173)	—	—	(20)	—	—
Share-based compensation	(1,325)	(268)	(3,653)	(534)	—	—
Expenses related to BAQSIMI® acquisition	—	—	—	—	1,825	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	3,059
Non-GAAP	$79,730	$8,744	$9,632	$17,098	$(3,149)	$15,353

	Six Months Ended June 30, 2025

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$173,201	$22,101	$29,987	$40,176	$(9,280)	$13,882
Intangible asset amortization	(12,470)	—	(1)	(38)	—	—
Share-based compensation	(3,738)	(624)	(8,637)	(1,776)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	5,835
Non-GAAP	$156,993	$21,477	$21,349	$38,362	$(9,280)	$19,717

	Six Months Ended June 30, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$168,964	$18,383	$28,961	$34,695	$(5,108)	$16,420
Intangible asset amortization	(12,320)	—	(3)	(37)	—	—
Share-based compensation	(3,450)	(528)	(7,529)	(1,633)	—	—
Expenses related to BAQSIMI® acquisition	—	—	—	—	3,651	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	6,293
Non-GAAP	$153,194	$17,855	$21,429	$33,025	$(1,457)	$22,713